EXHIBIT 99.1

Earnings Press Release dated April 16, 2014

INVESTOR CONTACT:	Peter Goulding, CFA
Investor Relations
203.338.6799
peter.goulding@peoples.com

MEDIA CONTACT:	Valerie Carlson
Corporate Communications
203.338.2351
valerie.carlson@peoples.com

FOR IMMEDIATE RELEASE

April 16, 2014

PEOPLE’S UNITED FINANCIAL REPORTS FIRST QUARTER OPERATING EARNINGS OF $0.19 PER SHARE AND NET INCOME OF $0.18 PER SHARE; ANNOUNCES DIVIDEND INCREASE

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT) today reported net income of $53.1 million, or $0.18 per share, for the first quarter of 2014, compared to $52.5 million, or $0.16 per share, for the first quarter of 2013, and $59.3 million, or $0.20 per share, for the fourth quarter of 2013. Operating earnings were $56.5 million, or $0.19 per share, for the first quarter of 2014, compared to $57.9 million, or $0.18 per share, for the first quarter of 2013, and $60.0 million, or $0.20 per share, for the fourth quarter of 2013.

The Board of Directors of People’s United Financial voted to increase the common stock dividend to an annual rate of $0.66 per share. Based on the closing stock price on April 16, 2014, the dividend yield on People’s United Financial common stock is 4.4 percent. The quarterly dividend of $0.165 per share is payable May 15, 2014 to shareholders of record on May 1, 2014.

“Our performance this quarter reflects the ongoing benefits from strategic investments in our businesses, products and services,” said Jack Barnes, President and Chief Executive Officer. “In particular, our recent additions in commercial banking in Boston and wealth management in Connecticut reflect our commitment to strengthen our products and talent.”

Barnes continued, “In what is typically a seasonally slower quarter for several of our businesses, I am pleased with annualized loan growth of four percent and organic deposit growth of 10 percent. At the same time we continue to maintain superior asset quality metrics. The increase in net interest income over the past several quarters primarily reflects growth in the loan portfolio despite a challenging interest rate environment and less interest income on acquired loans.”

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People’s United Financial, Inc. Reports 1Q Earnings

Barnes concluded, “We are pleased to announce our 22nd consecutive annual dividend increase. Our strong business fundamentals, ongoing ability to leverage our brand in attractive markets, and prospects for growth continue to be the foundations of our strength relative to others in the industry.”

“The net interest margin reflects the impact of continued strong loan originations, two fewer days in the quarter and higher average balances in the investment portfolio,” stated Kirk W. Walters, Senior Executive Vice President and Chief Financial Officer. “Our ability to control operating expenses, considering the number of strategic investments we made and the increasing cost of regulatory compliance, remains an important area of focus.”

Walters concluded, “We certainly are pleased with the sustained improvement in asset quality. Our low loan charge-off ratio is a reflection of the Company’s historically strong underwriting standards, the economic strength of the geography in which we operate and the resilience of our customers. Of note, both the loan charge-off and non-performing loans to originated loans ratios this quarter were the lowest each has been in six years.”

Net loan charge-offs as a percentage of average total loans on an annualized basis were 0.12 percent in the first quarter of 2014 compared to 0.18 percent in the fourth quarter of 2013 and 0.24 percent in the first quarter of 2013. For the originated loan portfolio, non-performing loans equaled 0.84 percent of loans at March 31, 2014, compared to 0.95 percent at December 31, 2013 and 1.25 percent at March 31, 2013.

Operating return on average assets was 0.69 percent for the first quarter of 2014, compared to 0.75 percent for the fourth quarter of 2013 and 0.77 percent for the first quarter of 2013. Operating return on average tangible stockholders’ equity was 9.3 percent for the first quarter of 2014, compared to 9.8 percent for the fourth quarter of 2013 and 8.1 percent for the first quarter of 2013.

At March 31, 2014, People’s United Financial’s tier 1 common and total risk-based capital ratios were 10.1 percent and 11.2 percent, respectively, and the tangible equity ratio stood at 8.0 percent. People’s United Bank’s tier 1 and total risk-based capital ratios were 11.0 percent and 12.2 percent, respectively, at March 31, 2014.

People’s United Financial, a diversified financial services company with $33 billion in assets, provides commercial and retail banking, as well as wealth management services through a network of 406 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services. Assets managed and administered, which are not reported as assets of People’s United Financial, totaled $15.9 billion at March 31, 2014 compared to $16.0 billion at December 31, 2013.

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People’s United Financial, Inc. Reports 1Q Earnings

1Q 2014 Financial Highlights

Summary

•	Net income was $53.1 million, or $0.18 per share.

•	Operating earnings were $56.5 million, or $0.19 per share.

•	Net interest income on a fully taxable equivalent basis increased $2.3 million from 4Q13 and totaled $231.8 million in 1Q14.

•	Interest income on acquired loans decreased $3.1 million from 4Q13 to $23.3 million.

•	Net interest margin decreased seven basis points from 4Q13 to 3.17%.

•	The effects of two fewer calendar days and new loan volume at lower rates both impacted the margin by five basis points.

•	An increase in average investment balances benefited the margin by three basis points.

•	Provision for loan losses totaled $9.5 million.

•	Net loan charge-offs totaled $7.0 million, of which $4.0 million related to loans with previously-established specific reserves.

•	Reflects a $5.0 million increase in the originated allowance for loan losses due to loan growth.

•	Includes a provision for loan losses on acquired loans of $1.5 million.

•	Non-interest income was $79.9 million in 1Q14 compared to $82.5 million in 4Q13.

•	Operating lease income increased $1.9 million from 4Q13.

•	Insurance revenue increased $1.0 million from 4Q13, primarily reflecting the seasonal nature of insurance renewals.

•	Bank service charges decreased $1.3 million from 4Q13, in part due to the seasonal nature of certain transaction-related fee categories.

•	Brokerage commissions decreased $0.5 million from 4Q13.

•	Assets under administration and those under full discretionary management, neither of which are reported as assets of People’s United Financial, totaled $10.8 billion and $5.1 billion, respectively, at March 31, 2014.

•	Non-interest expense totaled $216.7 million in 1Q14 compared to $208.7 million in 4Q13.

•	Operating non-interest expense was $211.5 million in 1Q14 compared to $207.7 million in 4Q13.

•	Compensation and benefits expense increased $2.8 million from 4Q13, primarily reflecting higher payroll and benefit-related costs in 1Q14.

•	Compared to 4Q13, operating lease expense increased $2.7 million and occupancy and equipment expense increased $1.5 million.

•	The efficiency ratio in 1Q14 increased to 63.9% from 62.8% in 4Q13, primarily reflecting the decrease in adjusted total revenues.

•	Non-operating expenses totaled $5.2 million in 1Q14 compared to $1.0 million in 4Q13.

•	The effective income tax rate was 34.3% for 1Q14 and 33.1% for the full-year of 2013.

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People’s United Financial, Inc. Reports 1Q Earnings

Commercial Banking

•	Commercial banking loans increased $159 million, or 4% annualized, from December 31, 2013.

•	Average commercial banking loans totaled $17.6 billion in 1Q14, an increase of $524 million, or 12% annualized, from 4Q13.

•	The ratio of originated non-performing commercial banking loans to originated commercial banking loans was 0.73% at March 31, 2014 compared to 0.83% at December 31, 2013.

•	Non-performing commercial banking assets, excluding acquired non-performing loans, totaled $144.0 million at March 31, 2014 compared to $155.4 million at December 31, 2013.

•	Net loan charge-offs totaled $4.0 million, or 0.09% annualized, of average commercial banking loans in 1Q14, compared to $6.6 million, or 0.15% annualized, in 4Q13.

•	For the originated commercial banking portfolio, the allowance for loan losses as a percentage of loans was 0.95% at both March 31, 2014 and December 31, 2013.

•	The commercial banking originated allowance for loan losses represented 129% of originated non-performing commercial banking loans at March 31, 2014, compared to 115% at December 31, 2013.

•	Commercial deposits totaled $6.6 billion at March 31, 2014 compared to $6.4 billion at December 31, 2013.

Retail Banking

•	Residential mortgage loans increased $89 million, or 8% annualized, from December 31, 2013.

•	Average residential mortgage loans totaled $4.5 billion in 1Q14, an increase of $122 million, or 11% annualized, from 4Q13.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 1.21% at March 31, 2014 compared to 1.42% at December 31, 2013.

•	Net loan charge-offs totaled $1.0 million, or 0.08% annualized, of average residential mortgage loans in 1Q14, compared to $1.5 million, or 0.14% annualized, in 4Q13.

•	Home equity loans remained flat to December 31, 2013.

•	Average home equity loans totaled $2.1 billion in 1Q14, an increase of $10 million, or 2% annualized, from 4Q13.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.94% at March 31, 2014 compared to 0.98% at December 31, 2013.

•	Net loan charge-offs totaled $1.7 million, or 0.33% annualized, of average home equity loans in 1Q14, compared to $2.0 million, or 0.38% annualized, in 4Q13.

•	Retail deposits (excluding brokered deposits) totaled $16.4 billion at March 31, 2014 compared to $16.1 billion at December 31, 2013.

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People’s United Financial, Inc. Reports 1Q Earnings

Conference Call

On April 17, 2014, at 8 a.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; (10) the successful integration of acquisitions; and (11) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions, except per share data)	2014	2013	2013	2013	2013
Earnings Data:
Net interest income (fully taxable equivalent)	$231.8	$229.5	$227.8	$225.2	$223.3
Net interest income	227.1	224.9	223.5	220.9	219.3
Provision for loan losses	9.5	10.0	12.1	9.2	12.4
Non-interest income (1)	79.9	82.5	86.1	88.2	84.9
Non-interest expense	216.7	208.7	212.5	205.8	212.0
Operating non-interest expense (2)	211.5	207.7	209.2	205.4	204.0
Income before income tax expense (1)	80.8	88.7	85.0	94.1	79.8
Net income	53.1	59.3	58.5	62.1	52.5
Operating earnings (2)	56.5	60.0	60.8	62.4	57.9
Selected Statistical Data:
Net interest margin (3)	3.17%	3.24%	3.30%	3.33%	3.38%
Return on average assets (3)	0.65	0.75	0.75	0.81	0.70
Operating return on average assets (2), (3)	0.69	0.75	0.78	0.81	0.77
Return on average tangible assets (3)	0.69	0.80	0.80	0.87	0.75
Return on average stockholders’ equity (3)	4.7	5.2	5.1	5.2	4.2
Return on average tangible stockholders’ equity (3)	8.7	9.7	9.4	9.3	7.4
Operating return on average tangible stockholders’ equity (2), (3)	9.3	9.8	9.8	9.3	8.1
Efficiency ratio (2)	63.9	62.8	62.2	61.4	62.7
Common Share Data:
Basic and diluted earnings per share	$0.18	$0.20	$0.19	$0.20	$0.16
Operating earnings per share (2)	0.19	0.20	0.20	0.20	0.18
Dividends paid per share	0.1625	0.1625	0.1625	0.1625	0.16
Dividend payout ratio	91.5%	84.1%	86.0%	83.6%	100.6%
Operating dividend payout ratio (2)	86.0	83.0	82.7	83.2	91.2
Book value per share (end of period)	$15.35	$15.28	$15.07	$15.11	$15.24
Tangible book value per share (end of period) (2)	8.26	8.17	8.14	8.20	8.54
Stock price:
High	15.70	15.25	15.67	15.00	13.61
Low	13.73	14.09	14.07	12.62	12.22
Close (end of period)	14.87	15.12	14.38	14.90	13.42
Common shares (end of period) (in millions)	299.49	298.90	307.72	309.59	320.65
Weighted average diluted common shares (in millions)	297.72	302.17	307.56	313.52	325.21

(1)	Previously reported amounts for the three months ended Dec. 31, 2013, Sept. 30, 2013, June 30, 2013 and March 31, 2013 have been restated to reflect a change in accounting for investments in qualified affordable housing projects, which allows for the amortization of such investments to be excluded from pre-tax income and, instead, included as a component of income tax expense.
(2)	See non-GAAP financial measures and reconciliation to GAAP beginning on page 13.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2014	2013	2013	2013	2013
Financial Condition Data:
General:
Total assets	$33,112	$33,214	$31,511	$31,345	$30,598
Loans	24,629	24,390	23,227	22,866	22,161
Securities	4,690	5,033	4,379	4,618	4,716
Short-term investments	73	124	148	120	127
Allowance for loan losses	190	188	188	186	187
Goodwill and other acquisition-related intangible assets	2,121	2,127	2,134	2,140	2,147
Deposits	23,666	22,557	22,190	21,982	21,792
Borrowings	3,887	5,057	3,621	3,626	2,849
Notes and debentures	639	639	639	639	659
Stockholders’ equity	4,596	4,568	4,638	4,678	4,886
Total risk-weighted assets (1)	25,742	25,357	23,731	23,498	22,918
Non-performing assets (2)	231	248	271	281	285
Net loan charge-offs	7.0	10.4	9.6	10.8	13.1
Average Balances:
Loans	$24,248	$23,598	$22,916	$22,369	$21,727
Securities (3)	4,908	4,550	4,529	4,557	4,548
Short-term investments	121	146	179	153	146
Total earning assets	29,277	28,294	27,624	27,079	26,421
Total assets	32,799	31,822	31,216	30,799	30,178
Deposits	22,863	22,379	22,066	21,835	21,558
Total funding liabilities	27,850	26,817	26,168	25,548	24,726
Stockholders’ equity	4,564	4,574	4,622	4,825	5,005
Ratios:
Net loan charge-offs to average total loans (annualized)	0.12%	0.18%	0.17%	0.19%	0.24%
Non-performing assets to originated loans, real estate owned and repossessed assets (2)	1.00	1.08	1.26	1.33	1.42
Originated allowance for loan losses to:
Originated loans (2)	0.78	0.78	0.82	0.85	0.88
Originated non-performing loans (2)	92.7	81.9	74.8	71.8	70.6
Average stockholders’ equity to average total assets	13.9	14.4	14.8	15.7	16.6
Stockholders’ equity to total assets	13.9	13.8	14.7	14.9	16.0
Tangible stockholders’ equity to tangible assets (4)	8.0	7.9	8.5	8.7	9.6
Total risk-based capital (1)	11.2	11.3	12.6	12.8	13.7

(1)	Consolidated.
(2)	Excludes acquired loans.
(3)	Average balances for securities are based on amortized cost.
(4)	See non-GAAP financial measures and reconciliation to GAAP beginning on page 13.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

	March 31,	Dec. 31,	March 31,
(in millions)	2014	2013	2013
Assets
Cash and due from banks	$427.7	$350.8	$320.5
Short-term investments	72.7	123.6	127.2

Total cash and cash equivalents	500.4	474.4	447.7

Securities:
Trading account securities, at fair value	8.3	8.3	6.4
Securities available for sale, at fair value	3,848.1	4,208.2	4,570.6
Securities held to maturity, at amortized cost	658.1	640.5	56.1
Federal Home Loan Bank stock, at cost	175.7	175.7	83.0

Total securities	4,690.2	5,032.7	4,716.1

Loans held for sale	17.4	23.3	50.7

Loans:
Commercial real estate	9,003.7	8,921.6	7,599.2
Commercial	8,971.6	8,895.2	8,469.5
Residential mortgage	4,505.4	4,416.6	3,958.8
Consumer	2,148.5	2,156.9	2,133.4

Total loans	24,629.2	24,390.3	22,160.9
Less allowance for loan losses	(190.3)	(187.8)	(187.3)

Total loans, net	24,438.9	24,202.5	21,973.6

Goodwill and other acquisition-related intangible assets	2,121.1	2,127.3	2,147.0
Premises and equipment	292.5	304.1	327.0
Bank-owned life insurance	340.3	339.4	336.3
Other assets	711.6	710.0	599.8

Total assets	$33,112.4	$33,213.7	$30,598.2

Liabilities
Deposits:
Non-interest-bearing	$5,372.8	$5,312.2	$4,994.3
Savings, interest-bearing checking and money market	13,858.1	12,862.2	12,210.8
Time	4,434.6	4,382.9	4,586.5

Total deposits	23,665.5	22,557.3	21,791.6

Borrowings:
Federal Home Loan Bank advances	2,619.0	3,719.8	1,407.4
Federal funds purchased	775.0	825.0	934.0
Retail repurchase agreements	486.6	501.2	506.9
Other borrowings	6.8	11.0	1.0

Total borrowings	3,887.4	5,057.0	2,849.3

Notes and debentures	639.3	639.1	659.3
Other liabilities	324.4	391.9	411.9

Total liabilities	28,516.6	28,645.3	25,712.1

Stockholders’ Equity
Common stock	3.9	3.9	3.9
Additional paid-in capital	5,276.4	5,277.0	5,265.2
Retained earnings	778.2	779.0	753.6
Accumulated other comprehensive loss	(137.5)	(155.1)	(108.5)
Unallocated common stock of Employee Stock Ownership Plan, at cost	(164.4)	(166.2)	(171.7)
Treasury stock, at cost	(1,160.8)	(1,170.2)	(856.4)

Total stockholders’ equity	4,595.8	4,568.4	4,886.1

Total liabilities and stockholders’ equity	$33,112.4	$33,213.7	$30,598.2

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in millions, except per share data)	2014	2013	2013	2013	2013
Interest and dividend income:
Commercial real estate	$88.7	$88.5	$90.0	$87.2	$85.5
Commercial	85.3	86.7	86.4	87.2	86.7
Residential mortgage	37.8	36.4	34.7	34.3	34.5
Consumer	18.3	18.7	18.6	18.7	18.8

Total interest on loans	230.1	230.3	229.7	227.4	225.5
Securities	25.1	22.8	22.0	22.2	22.7
Loans held for sale	0.1	0.2	0.5	0.4	0.4
Short-term investments	0.1	0.1	—	0.1	0.1

Total interest and dividend income	255.4	253.4	252.2	250.1	248.7

Interest expense:
Deposits	19.3	19.7	20.1	20.5	20.8
Borrowings	3.1	2.9	2.7	2.6	2.3
Notes and debentures	5.9	5.9	5.9	6.1	6.3

Total interest expense	28.3	28.5	28.7	29.2	29.4

Net interest income	227.1	224.9	223.5	220.9	219.3
Provision for loan losses	9.5	10.0	12.1	9.2	12.4

Net interest income after provision for loan losses	217.6	214.9	211.4	211.7	206.9

Non-interest income:
Bank service charges	30.5	31.8	33.3	32.1	30.1
Operating lease income	11.3	9.4	8.7	8.1	8.3
Investment management fees	9.8	9.6	9.2	9.4	9.0
Insurance revenue	7.7	6.7	9.1	7.1	8.3
Brokerage commissions	3.2	3.7	3.3	3.4	3.3
Bank-owned life insurance	1.3	1.5	1.2	0.9	0.9
Merchant services income, net	1.1	1.2	1.4	1.2	1.2
Net gains on sales of residential mortgage loans	0.8	1.0	3.9	4.2	5.7
Net security gains	0.1	—	—	—	—
Net (losses) gains on sales of acquired loans	—	(0.1)	—	5.8	—
Other non-interest income	14.1	17.7	16.0	16.0	18.1

Total non-interest income (1)	79.9	82.5	86.1	88.2	84.9

Non-interest expense:
Compensation and benefits	110.4	107.6	106.9	104.4	108.2
Occupancy and equipment	38.0	36.5	36.7	36.9	37.9
Professional and outside service fees	15.3	15.7	16.1	14.9	13.9
Operating lease expense	11.1	8.4	7.8	7.6	7.5
Amortization of other acquisition-related intangible assets	6.2	6.6	6.5	6.6	6.5
Other non-interest expense	35.7	33.9	38.5	35.4	38.0

Total non-interest expense (2)	216.7	208.7	212.5	205.8	212.0

Income before income tax expense (1)	80.8	88.7	85.0	94.1	79.8
Income tax expense (1)	27.7	29.4	26.5	32.0	27.3

Net income	$53.1	$59.3	$58.5	$62.1	$52.5

Basic and diluted earnings per common share	$0.18	$0.20	$0.19	$0.20	$0.16

(1)	See Financial Highlights footnote 1 on page 6.
(2)	Total non-interest expense includes $5.2 million, $1.0 million, $3.3 million, $0.4 million and $8.0 million of non-operating expenses for the three months ended March 31, 2014, Dec. 31, 2013, Sept. 30, 2013, June 30, 2013 and March 31, 2013, respectively. See non-GAAP financial measures and reconciliation to GAAP beginning on page 13.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	March 31, 2014			December 31, 2013			March 31, 2013
Three months ended	Average		Yield/	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments	$120.9	$0.1	0.19%	$145.9	$0.1	0.27%	$146.3	$0.1	0.21%
Securities (2)	4,907.9	27.3	2.23	4,549.9	24.9	2.19	4,548.2	24.5	2.15
Loans:
Commercial (3)	8,702.7	87.8	4.04	8,543.3	89.2	4.17	8,244.1	88.9	4.31
Commercial real estate	8,904.5	88.7	3.98	8,540.1	88.5	4.15	7,399.5	85.5	4.62
Residential mortgage	4,482.4	37.9	3.38	4,360.3	36.6	3.35	3,934.5	34.9	3.55
Consumer	2,158.7	18.3	3.40	2,154.0	18.7	3.48	2,148.1	18.8	3.50

Total loans	24,248.3	232.7	3.84	23,597.7	233.0	3.95	21,726.2	228.1	4.20

Total earning assets	29,277.1	$260.1	3.55%	28,293.5	$258.0	3.65%	26,420.7	$252.7	3.83%

Other assets	3,521.7			3,528.9			3,757.3

Total assets	$32,798.8			$31,822.4			$30,178.0

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$5,187.5	$—	—%	$5,160.7	$—	—%	$4,879.0	$—	—%
Savings, interest-bearing checking and money market	13,278.3	8.6	0.26	12,819.2	8.5	0.27	12,042.2	8.0	0.27
Time	4,397.6	10.7	0.98	4,399.1	11.2	1.02	4,637.2	12.8	1.10

Total deposits	22,863.4	19.3	0.34	22,379.0	19.7	0.35	21,558.4	20.8	0.39

Borrowings:
Federal Home Loan Bank advances	3,221.6	2.6	0.32	2,647.3	2.3	0.34	1,344.0	1.7	0.52
Federal funds purchased	610.3	0.3	0.17	653.7	0.3	0.18	603.3	0.3	0.20
Retail repurchase agreements	507.6	0.2	0.19	490.8	0.3	0.21	559.6	0.3	0.20
Other borrowings	8.3	—	0.25	7.4	—	0.31	1.1	—	1.60

Total borrowings	4,347.8	3.1	0.28	3,799.2	2.9	0.30	2,508.0	2.3	0.37

Notes and debentures	639.2	5.9	3.69	639.1	5.9	3.71	659.1	6.3	3.81

Total funding liabilities	27,850.4	$28.3	0.41%	26,817.3	$28.5	0.43%	24,725.5	$29.4	0.48%

Other liabilities	384.3			431.2			448.0

Total liabilities	28,234.7			27,248.5			25,173.5
Stockholders’ equity	4,564.1			4,573.9			5,004.5

Total liabilities and stockholders’ equity	$32,798.8			$31,822.4			$30,178.0

Net interest income/spread (4)		$231.8	3.14%		$229.5	3.22%		$223.3	3.35%

Net interest margin			3.17%			3.24%			3.38%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	Includes commercial and industrial loans and equipment financing loans.
(4)	The fully taxable equivalent adjustment was $4.7 million, $4.6 million and $4.0 million for the three months ended March 31, 2014, December 31, 2013 and March 31, 2013, respectively.

People’s United Financial, Inc.

Loans acquired in connection with business combinations are initially recorded at fair value, determined based upon an estimate of expected cash flows, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. A decrease in expected cash flows in subsequent periods may indicate that a loan is impaired, which would require the establishment of an allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2014	2013	2013	2013	2013
Originated non-performing loans:
Commercial Banking:
Commercial real estate	$60.1	$70.8	$69.8	$70.2	$86.5
Commercial and industrial	41.7	43.8	66.7	68.6	50.9
Equipment financing	22.0	23.2	21.2	27.8	24.8

Total	123.8	137.8	157.7	166.6	162.2

Retail:
Residential mortgage	51.3	58.9	59.5	59.6	66.8
Home equity	19.0	19.8	19.9	21.0	22.2
Other consumer	0.2	0.1	0.1	0.1	0.2

Total	70.5	78.8	79.5	80.7	89.2

Total originated non-performing loans (1)	194.3	216.6	237.2	247.3	251.4

REO:
Residential	17.0	13.6	14.6	16.0	16.9
Commercial	16.5	13.1	13.3	10.9	9.6

Total REO	33.5	26.7	27.9	26.9	26.5

Repossessed assets	3.7	4.5	6.1	6.3	7.2

Total non-performing assets	$231.5	$247.8	$271.2	$280.5	$285.1

Acquired non-performing loans (contractual amount) (2)	$145.7	$142.5	$154.2	$159.0	$180.7

Originated non-performing loans as a percentage of originated loans	0.84%	0.95%	1.10%	1.18%	1.25%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	1.00	1.08	1.26	1.33	1.42
Tangible stockholders’ equity and originated allowance for loan losses	8.72	9.47	10.12	10.33	9.78

(1)	Reported net of government guarantees totaling $19.2 million at March 31, 2014, $19.4 million at Dec. 31, 2013, $19.8 million at Sept. 30, 2013, $20.4 million at June 30, 2013 and $9.9 million at March 31, 2013.
(2)	Represents acquired loans that meet People’s United Financial’s definition of a non-performing loan but are not, under the accounting model for acquired loans, subject to classification as non-accrual in the same manner as originated loans. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013
Allowance for loan losses on originated loans:
Balance at beginning of period	$177.5	$177.5	$177.5	$177.5	$177.5
Charge-offs	(6.4)	(11.4)	(10.7)	(12.0)	(11.3)
Recoveries	0.9	1.3	1.2	1.9	1.5

Net loan charge-offs	(5.5)	(10.1)	(9.5)	(10.1)	(9.8)
Provision for loan losses	8.0	10.1	9.5	10.1	9.8

Balance at end of period	180.0	177.5	177.5	177.5	177.5

Allowance for loan losses on acquired loans:
Balance at beginning of period	10.3	10.7	8.2	9.8	10.5
Charge-offs	(1.5)	(0.3)	(0.1)	(0.7)	(3.3)
Provision for loan losses	1.5	(0.1)	2.6	(0.9)	2.6

Balance at end of period	10.3	10.3	10.7	8.2	9.8

Total allowance for loan losses	$190.3	$187.8	$188.2	$185.7	$187.3

Commercial banking originated allowance for loan losses as a percentage of originated commercial banking loans	0.95%	0.95%	1.02%	1.05%	1.11%
Retail originated allowance for loan losses as a percentage of originated retail loans	0.32	0.30	0.31	0.31	0.32
Total originated allowance for loan losses as a percentage of:
Originated loans	0.78	0.78	0.82	0.85	0.88
Originated non-performing loans	92.7	81.9	74.8	71.8	70.6

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(dollars in millions)	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013
Commercial Banking:
Commercial real estate	$2.9	$2.1	$(0.1)	$4.7	$6.1
Commercial and industrial	0.6	3.7	6.4	1.5	3.7
Equipment financing	0.5	0.8	0.9	0.7	(0.4)

Total	4.0	6.6	7.2	6.9	9.4

Retail:
Residential mortgage	1.0	1.5	0.4	2.3	1.9
Home equity	1.7	2.0	1.6	1.4	1.5
Other consumer	0.3	0.3	0.4	0.2	0.3

Total	3.0	3.8	2.4	3.9	3.7

Total	$7.0	$10.4	$9.6	$10.8	$13.1

Net loan charge-offs to average total loans (annualized)	0.12%	0.18%	0.17%	0.19%	0.24%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United Financial’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). In addition, operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to our other fee-based businesses that are already presented on a net basis. People’s United Financial generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United Financial’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) merger-related expenses, including acquisition integration and other costs; (ii) charges related to executive-level management separation costs; (iii) severance-related costs; and (iv) writedowns of banking house assets, are generally also excluded when calculating the efficiency ratio. Operating earnings per share is derived by determining the per share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) GAAP earnings per share. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible stockholders’ equity is calculated by dividing operating earnings (annualized) by average tangible stockholders’ equity. The operating dividend payout ratio is calculated by dividing dividends paid by operating earnings for the respective period.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United Financial for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2014	2013	2013	2013	2013
Total non-interest expense	$216.7	$208.7	$212.5	$205.8	$212.0

Adjustments to arrive at operating
non-interest expense:
Writedowns of banking house assets	(4.4)	—	(2.8)	—	(6.2)
Severance-related costs	(0.8)	(0.4)	(0.5)	(0.4)	(1.5)
Acquisition integration and other costs	—	(0.6)	—	—	(0.3)

Total	(5.2)	(1.0)	(3.3)	(0.4)	(8.0)

Operating non-interest expense	211.5	207.7	209.2	205.4	204.0

Operating lease expense (1)	(11.1)	(8.4)	(7.8)	(7.6)	(7.5)
Amortization of other acquisition-related intangible assets	(6.2)	(6.6)	(6.5)	(6.6)	(6.5)
Other (2)	(2.0)	(1.4)	(4.0)	(3.5)	(1.5)

Total non-interest expense for efficiency ratio	$192.2	$191.3	$190.9	$187.7	$188.5

Net interest income (FTE basis)	$231.8	$229.5	$227.8	$225.2	$223.3
Total non-interest income	79.9	82.5	86.1	88.2	84.9

Total revenues	311.7	312.0	313.9	313.4	308.2
Adjustments:
Operating lease expense (1)	(11.1)	(8.4)	(7.8)	(7.6)	(7.5)
BOLI FTE adjustment	0.6	0.7	0.6	0.4	0.4
Net security gains	(0.1)	—	—	—	—
Other (3)	(0.1)	0.1	—	(0.3)	(0.7)

Total revenues for efficiency ratio	$301.0	$304.4	$306.7	$305.9	$300.4

Efficiency ratio	63.9%	62.8%	62.2%	61.4%	62.7%

(1)	Operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to our other fee-based businesses that are already presented on a net basis.
(2)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include, as applicable, certain franchise taxes, real estate owned expenses, contract termination costs and non-recurring expenses.
(3)	Items classified as “other” and added to (deducted from) total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING EARNINGS

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions, except per share data)	2014	2013	2013	2013	2013
Net income, as reported	$53.1	$59.3	$58.5	$62.1	$52.5

Adjustments to arrive at operating earnings:
Writedowns of banking house assets	4.4	—	2.8	—	6.2
Severance-related costs	0.8	0.4	0.5	0.4	1.5
Acquisition integration and other costs	—	0.6	—	—	0.3

Total pre-tax adjustments	5.2	1.0	3.3	0.4	8.0
Tax effect	(1.8)	(0.3)	(1.0)	(0.1)	(2.6)

Total adjustments, net of tax	3.4	0.7	2.3	0.3	5.4

Operating earnings	$56.5	$60.0	$60.8	$62.4	$57.9

Earnings per share, as reported	$0.18	$0.20	$0.19	$0.20	$0.16

Adjustments to arrive at operating earnings per share:
Writedowns of banking house assets	0.01	—	0.01	—	0.02
Severance-related costs	—	—	—	—	—
Acquisition integration and other costs	—	—	—	—	—

Total adjustments per share	0.01	—	0.01	—	0.02

Operating earnings per share	$0.19	$0.20	$0.20	$0.20	$0.18

Average total assets	$32,799	$31,822	$31,216	$30,799	$30,178

Operating return on average assets (annualized)	0.69%	0.75%	0.78%	0.81%	0.77%

OPERATING RETURN ON AVERAGE TANGIBLE STOCKHOLDERS’ EQUITY

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2014	2013	2013	2013	2013
Operating earnings	$56.5	$60.0	$60.8	$62.4	$57.9

Average stockholders’ equity	$4,561	$4,574	$4,622	$4,825	$5,005
Less: Averagegoodwill and average other acquisition-related intangible assets	2,125	2,131	2,137	2,144	2,151

Average tangible stockholders’ equity	$2,436	$2,443	$2,485	$2,681	$2,854

Operating return on average tangible stockholders’ equity (annualized)	9.3%	9.8%	9.8%	9.3%	8.1%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING DIVIDEND PAYOUT RATIO

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2014	2013	2013	2013	2013
Dividends paid	$48.6	$49.8	$50.3	$51.9	$52.8

Operating earnings	$56.5	$60.0	$60.8	$62.4	$57.9

Operating dividend payout ratio	86.0%	83.0%	82.7%	83.2%	91.2%

TANGIBLE EQUITY RATIO

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2014	2013	2013	2013	2013
Total stockholders’ equity	$4,596	$4,568	$4,638	$4,678	$4,886
Less: Goodwill and other acquisition-related intangible assets	2,121	2,127	2,134	2,140	2,147

Tangible stockholders’ equity	$2,475	$2,441	$2,504	$2,538	$2,739

Total assets	$33,112	$33,214	$31,511	$31,345	$30,598
Less: Goodwill and other acquisition-related intangible assets	2,121	2,127	2,134	2,140	2,147

Tangible assets	$30,991	$31,087	$29,377	$29,205	$28,451

Tangible equity ratio	8.0%	7.9%	8.5%	8.7%	9.6%

TANGIBLE BOOK VALUE PER SHARE

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in millions, except per share data)	2014	2013	2013	2013	2013
Tangible stockholders’ equity	$2,475	$2,441	$2,504	$2,538	$2,739

Common shares issued	396.45	396.45	396.44	396.32	396.24
Less: Shares classified as treasury shares	89.03	89.54	80.62	78.54	67.31
Unallocated ESOP shares	7.93	8.01	8.10	8.19	8.28

Common shares	299.49	298.90	307.72	309.59	320.65

Tangible book value per share	$8.26	$8.17	$8.14	$8.20	$8.54